ASSET PURCHASE AGREEMENT

Asset  Purchase  Agreement (the  "Agreement")  dated as of the 3rd day of March,
2005, by and between Envirokare Composite Corp., a Delaware corporation, ("Seller") and LRM Industries, LLC, a Delaware limited liability company ("Buyer").


                                    RECITALS

WHEREAS, pursuant to a Plan and Agreement of Merger dated as of even date herewith (the "Merger Agreement") by and among Seller, Envirokare Tech Inc. ("Parent") and Thermoplastic Composite Designs, Inc. ("TCD"), TCD is merging into Seller (the "Merger");

WHEREAS, as a result of the Merger, Seller is acquiring, by operation of law, all of TCD's right, title and interest in and to its assets (the "Assets");

WHEREAS, Buyer desires to purchase from Seller all of Seller's right, title and interest in and to certain of the assets as specified on Schedule A hereto (the "Acquired Assets") in accordance with the terms of this Agreement.

NOW, THEREFORE, for the consideration set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION


1.1 Specific Definitions. As used in this Agreement, the following terms shall have the meaning ascribed to them below:

         "Acquired Assets" shall have the meaning provided in the third recital above.

         "Agreement" shall have the meaning given it in the preamble.

         "Assets" have the meaning provided in the second recital above.

          "Closing" shall mean the consummation of the transactions contemplated in this Agreement to occur on the Closing Date.

         "Closing Date" shall mean March 3, 2005.

1.2      Construction.
         ------------

1.2.1 Any reference to an exhibit or section or other provision shall be, unless otherwise specified, to exhibits, sections or other provisions of this Agreement which are incorporated herein by reference.

1.2.2 Any reference in this Agreement to another agreement or document shall be construed as a reference to that other agreement or document as the same may have been, or may from time to time be, varied, amended, supplemented, substituted, novated, assigned or otherwise transferred.

1.2.3 Any reference in this Agreement to "this Agreement", "herein", "hereof" or "hereunder" shall be deemed to be a reference to this Agreement as a whole and not limited to the particular article, section, exhibit or provision in which the relevant reference appears and this Agreement as amended, supplemented, substituted, novated, assigned or otherwise transferred from time to time.

1.2.4 References to any Party shall, where appropriate, include any successors, transferees and permitted assigns of such Party.

1.2.5 All references in this Agreement designated "Articles" or "Sections" and other subdivisions are only to the designated articles, sections or subdivisions of this Agreement.

                                   ARTICLE 2
                           purchase and sale of assets

2.1 Purchase and Sale. Subject to and upon the terms and conditions of this Agreement, on the Closing Date and immediately after the Effective Time (as defined in the Merger Agreement), Seller shall irrevocably and unconditionally sell, assign, transfer, convey and deliver to Buyer all of Seller's right, title and interest in the Acquired Assets and Buyer shall irrevocably and unconditionally purchase, acquire and accept from Seller all of Seller's right, title and interest in the Acquired Assets.

2.2 Further Assurances. At any time, and from time to time after the Closing Date, at Buyer's reasonable request and without further consideration to Seller, Seller shall promptly execute, acknowledge and deliver all such further instruments of sale, transfer, conveyance, assignment and confirmation, as are reasonably required, to transfer, convey and assign the Acquired Assets to Buyer in accordance with this Agreement.

                                   ARTICLE 3
                           PURCHASE PRICE AND PAYMENT

3.1 Purchase Price. The purchase price for the Acquired Assets shall be payment of an amount equal to the Merger Consideration, as such term is defined in the Merger Agreement, which shall be payable to Seller as and when Seller is required to pay the Merger Consideration provided by the Merger Agreement.

                                   ARTICLE 4
                                     closing

4.1 Place of Closing.

The Closing shall take place at the offices of Seller's counsel in New York, New York, or at such other location as the Parties may agree, on the Closing Date.

4.2  Closing Deliveries.

At the Closing, the following items shall be delivered:

4.2.1 Bill of Sale.

Seller shall deliver to Buyer a Bill of Sale in the form of Exhibit A hereto.

4.2.2  Security Agreement.

Seller and Buyer shall each execute and deliver a General Security Agreement, including all exhibits and schedules thereto, in the form of Exhibit B hereto.

                                   ARTICLE 5
                    representations and warranties of seller

Seller represents and warrants to Buyer as follows:

5.1 Organization.

Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement, and each other agreement, document or instrument to be executed by it in connection herewith ("Seller's Documents") and to perform the obligations to be performed by it hereunder and thereunder.

5.2 Authorization.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly authorized by all requisite action of Seller and no other action or proceeding on the part of Seller is necessary to authorize this Agreement and Seller's Documents and the transactions contemplated hereby and thereby.



                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

6.1 Organization.

Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute and deliver this Agreement, and each other agreement, document or instrument to be executed by it in connection herewith ("Buyer's Documents") and to perform the obligations to be performed by it hereunder and thereunder.

6.2 Authorization.

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly authorized by all requisite action of Buyer and no other action or proceeding on the part of Buyer is necessary to authorize this Agreement and Buyer's Documents and the transactions contemplated hereby and thereby.

                                   ARTICLE 7
                                     NOTICES

Any communications between the Parties or regular notices provided herein to be given shall be given to the following addresses:

          To Buyer:

          LRM Industries, LLC
          7400 State Road, #46
          Mims, Florida  32754

          To Seller

          Envirokare Composite Corp.
          225 W. Glades Road, Suite 112E
          Boca Raton, Florida  33431

Any notice that is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In addition, any party may send notices by facsimile, electronic transmission or by nationally recognized overnight courier service which provides written proof of delivery. Any notice sent by facsimile or electronic transmission shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier's delivery receipt. Any party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.

                                   ARTICLE 8
                                  MISCELLANEOUS

8.1 Entire Agreement. This Agreement and all exhibits hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between the parties.

8.2 Exhibits. All exhibits attached hereto are, by this reference, incorporated into and made a part of this Agreement.

8.3 Modifications and Waivers. This Agreement may be amended, modified or waived only by a separate writing signed by the parties.

8.4 No Waiver. No failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

8.5 Severability. If any term, provision or covenant of this Agreement or the application thereof to any person or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision or covenant shall be construed in a manner as to permit its enforceability to the fullest extent permitted by applicable law. In any case, the remaining provisions of this Agreement or the application thereof to any person or circumstances, other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

8.6 Binding Agreement. This Agreement constitutes a binding agreement of the parties and shall inure to the benefit of and be binding upon each Party and its respective successors and assigns. No party shall assign any rights or obligations under this Agreement without the prior written consent of the other parties.

8.7 Governing Law. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

8.8 Section Headings. The section headings are for the convenience of the Parties and, in no way, alter, modify, amend, limit or restrict the contractual obligations of the Parties.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

8.10 No Third Party Beneficiaries. This Agreement is entered into for the sole benefit of the Parties hereto, and except as specifically provided herein, no other person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.



                                                ENVIROKARE COMPOSITE CORP.


                                                By: /s/ George Kazantzis
                                                Name:   George  Kazantzis
                                                Title:  CEO


                                                 LRM INDUSTRIES, LLC


                                                 By: John Verbicky
                                                 Name: John Verbicky
                                                 Title: CEO